Exhibit 21

ARROW ELECTRONICS, INC. & SUBSIDIARIES

Organizational (Legal Entity) Structure

As of December 31, 2003

1. Arrow Electronics, Inc. a New York corporation

2. Arrow Electronics International, Inc., a Virgin Islands corporation

3. Arrow Electronics Canada Ltd., a Canadian corporation

4. 10556 Newfoundland Limited, a Newfoundland company

5. Schuylkill Metals of Plant City, Inc., a Delaware corporation

6. Arrow Electronics International, Inc., a Delaware corporation

7. Hi-Tech Ad, Inc., a New York corporation

  Gates/Arrow Distributing, Inc., a Delaware corporation

  Midrange Open Computing Alliance, Inc., a Delaware corporation

  SN Holding, Inc. a Delaware corporation

A) Support Net, Inc., an Indiana corporation

  SBM Holding, Inc., a Delaware corporation

A) Scientific & Business Minicomputers, Inc., a Georgia corporation

  Consan Inc., a Minnesota corporation

  Arrow Electronics (Delaware), Inc., a Delaware corporation

  Arrow Electronics Funding Corporation, a Delaware corporation

  Arrow Electronics Real Estate Inc., a New York corporation

  Arrow Electronics (U.K.), Inc., a Delaware corporation

A) Arrow Electronics (Sweden) KB, a Swedish partnership (98% owned)

  Arrow Electronics South Africa, LLP (1% owned)

  Arrow Electronics EMEASA, Inc., a Delaware company

D) Arrow Electronics Distribution S.a.r.l, a Luxembourg company

1) Arrow Electronics Holdings S.a.r.l., a Luxembourg company

a) Beheer-En Beleggingsmaatschappij Mazeco B.V., a Netherlands company

1) Arrow Electronics Netherlands Holdings B.V., a Netherlands company

a) B.V. Arrow Electronics DLC, a Netherlands company

1) Arrow Electronics Luxembourg S.a.r.l., a Luxembourg company

2) Arrow Electronics UK Holding Ltd., a UK company

  Arrow Electronics (UK) Ltd., a UK company

  Arrow Northern Europe Ltd., a UK company

1) Jermyn Holdings, Ltd., a UK company (dormant)

a) Hawke Electronics, Ltd., a UK company (dormant)

b) Impulse Electronics, Ltd., a UK company (dormant)

c) Invader Electromechanical Distribution, Ltd., a UK

company (dormant)

d) Jermyn Development, Ltd., a UK company (dormant)

e) Jermyn Distribution, Ltd., a UK company (dormant)

f) Jermyn Electronics, Ltd., a UK company (dormant)

g) Jermyn Manufacturing, Ltd., a UK company (dormant)

  Mogul Electronics, Ltd., a UK company (dormant)

2) RR Electronics, Ltd., a UK company (dormant)

a) Arrow Electronics, Ltd., a UK company (dormant)

  Techdis, Ltd., a UK company (dormant)

  Microprocessor & Memory Distribution, Ltd., a UK

company (dormant)

  Rapid Silicon, Ltd., a UK company (dormant)

  Tekdis, Ltd., a UK company (dormant)

d) Tecdis, Ltd., a UK company (dormant)

  Axiom Electronics, Ltd., a UK company (dormant)

  Multichip Ltd., a UK company

1) Microtronica Ltd.

3) Arrow Electronic Management Holdings, GmbH, a German company

4) Arrow Europe GmbH, a German company

a) Arrow Holding South Europe S.r.l., an Italian company (95% owned)

1) EDI Electronics Distribution International France, S.A., a French company

a) Arrow Electronique S.A., a French company (22.81% owned)

1) Arrow Computer Products S.N.C., a French company

  Multichip GmbH, a German company

2) Tekelec Europe S.A., a French company (22.19%)

  Arrow Electronique S.A., a French company (77.19% owned)

  Tekelec Europe S.A., a French company (77.81%)

4) Silverstar S.r.l., an Italian company

a) I.R. Electronic D.O.O., a Slovenian company

b) Arrow Elektronik Ticaret, A.S., a Turkish company

c) Arrow Electronics Hellas S.A., a Greek company

d) Adecom Service S.r.l., an Italian company (51% owned)

e) Algol (4% owned)

5) Arrow Iberia Electronica, S.L.U., a Spanish company

a) Amitron-Arrow Electronica Lda., a Portugal company

b) ATD Electronica LDA, a Portugal company (dormant)

b) Arrow Electronics Danish Holdings ApS, a Danish company

1) Arrow Norwegian Holdings AS, a Norweigian company

a) Arrow Electronics Estronia OU, an Estonian company

b) Jacob Hatteland Electronic II AS, a Norwegian company

c) Arrow Finland OY, a Finnish company

d) Arrow Denmark ApS, a Danish company

e) Arrow Components Sweden AB, a Swedish company

1) Arrow Nordic Components AB, a Swedish company

f) Arrow Norway A/S, a Norwegian company

c) Spoerle Electronic GmbH, a German company

1) Spoerle Electronic Distribution International GmbH, a German company

a) E.D.I. Electronic Distribution International GmbH, a German company

b) Industrade AG, a Swiss company

c) SEDI Hungary Kerekedelmi Kft, a Hungarian company (99% owned)

d) Spoerle Kft, a Hungarian company

  SEDI Hungary Kerekedelmi Kft, a Hungarian company

(1% owned)

e) Tekelec Airtronic B.V., a Netherlands company

f) Tekpar S.p.r.l., a Belgian company (dormant)

2) Proelectron Baulelemente-Vertriebs- Gesellschaft MbH, a German company

3) Microtronica Handelsgesellchaft fur Components Gerate und

Systeme mbH, a German company

4) Unielectronic GmbH, a German company

5) Sasco Vertrieb von elektronischen Bauelementen GmbH, a German company

6) Integra Handelsgesellschaft, mbH, a German company

7) Diode Components B.V., a Netherlands company

8) DLC Distribution Logistic Center GmbH, a German company

(dormant)

9) Spoerle Electronic spol s.r.o., a Czech company

10) Spoerle Electronic Polska Sp.z.o.o., a Polish company

11) Spoerle GmbH

d) Power and Signal Group GmbH, a German company

4) Arrow Electronics (Sweden) KB, a Swedish partnership (2% owned)

5) Arrow Electronics Management Holdings GmbH, a German company (dormant)

6) Arrow Holding South Europe S.r.l., an Italian company (5% owned)

7) ARW Electronics, Ltd., an Israeli company

a) Arrow/Rapac, Ltd, an Israeli company (51% owned)

  Arrow Electronics South Africa LLP (99% owned), a South African limited partnership

  Arrow Altech Holdings (Pty) Ltd. (50.1% owned), a South African company

A) Arrow Altech Distribution (Pty) Ltd., a South African company

  Erf 211 Hughes (Pty) Limited, a South African company

  Panamericana Comercial Importadora S.A., a Brazilian company (66.67% owned)

  Elko C.E., S.A., an Argentinean company (82.63% owned) and subsidiary

  TEC-Tecnologia Ltda, a Brazilian company (99.99% owned)

  Eurocomponentes, S.A., an Argentinean company (70% owned)

  Macom, S.A., an Argentinean company (70% owned)

  Compania de Semiconductores y Componentes, S.A., an Argentinean company (70% owned)

21. Components Agent (Cayman) Limited, a Cayman Islands company)

  Arrow/Components (Agent) Ltd., a Hong Kong company

  Arrow Electronics China Ltd., a Hong Kong company

  Arrow Electronics (Shanghai) Co. Ltd., a Chinese company

  Arrow Electronics (Shenzhen) Co. Ltd., a Chinese company

  Arrow Electronics Distribution (Shanghai) Co. Ltd., a Chinese company

  Arrow Electronics Asia Limited, a Hong Kong company

D) Arrow Electronics (S) Pte Ltd, a Singaporean company

E) Intex-semi Ltd., a Hong Kong company

  Arrow Electronics Asia (S) Pte Ltd., an Singapore company

1) Arrow Electronics (Thailand) Limited, a Thailand company

G) Arrow Electronics India Ltd., a Hong Kong company

H) Microtronica (HK) Ltd., a Hong Kong company

I) Microtronica (S) Pte. Ltd., a Singaporean company

  Microtronica (M) Sdn Bhd., a Malaysian company

K) Arrow Asia Pac Ltd., a Hong Kong company

L) Kingsview Ltd., a British Virgin Islands company

M) Hotung Ltd., a British Virgin Islands company

N) Components Agent Asia Holdings, Ltd., a Mauritius company

1) Arrow Electronics India Private Limited, an Indian company

O) Arrow Strong Electronics (M) Sdn. Bhd., a Malaysian company

P) Arrow/Texny (H.K.) Limited, a Hong Kong company

Q) Arrow Electronics ANZ Holdings Pty Ltd, an Australian company

  Arrow Electronics Holdings Pty Ltd., an Australian company

a) Arrow Electronics Australia Pty Ltd., an Australian company

  Microtronica (Australia) Pty Ltd., an Australian company

b) Zarrow Australia Pty Ltd., an Australian company

c) Arrow CMS Distribution Pty Ltd., an Australian company

2) Arrow Components (NZ), a New Zealand Company

R) Arrow Electronics Labuan Pte Ltd, a Malaysian company

  Arrow Electronics Korea Limited, a South Korean company

S) Arrow Components (M) Sdn Bhd, a Malaysian company

T) Arrow Electronics Taiwan, Ltd., a Taiwanese company (99.67% owned)

  Strong Pte, Ltd., a Singaporean company

  Lite-On Korea, Ltd., a Korean company (48.58% owned)

3) TLW Electronics, Ltd., a Hong Kong company TLW Electronics, Ltd., a Hong Kong company

a) Waily Technology, Ltd., a Hong Kong company

b) Lite-On Korea, Ltd., a Korean company (51.42% owned)

c) Arrow Strong Electronics (S) Pte, Ltd., a Singaporean company (48% owned)

  Arrow Strong Electronics (S) Pte, Ltd., a Singaporean company (52% owned)

  Creative Model Limited, a Hong Kong company

22. Arrow Asia Distribution Limited, a Hong Kong company

23. Arrow Electronics Logistics Sdn Bhd, a Malaysia company

24. Arrow Electronics (CI) Ltd., a Cayman Islands company

A) Marubun/Arrow Asia Ltd., a British Virgin Islands company (50% owned)

  Marubun/Arrow (HK) Limited, a Hong Kong company

a) Marubun/Arrow (Shanghai) Co., Ltd, a Chinese company

2) Marubun/Arrow (S) Pte Ltd., a Singaporean company

a) Marubun/Arrow (Thailand) Co. Ltd., a Thailand company

b) Marubun/Arrow (Philippines) Inc., a Filipino company

25. Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)

26. Arrow Electronics Mexico, S. de R.L. de C.V., a Mexican company

27. Dicopel, Inc., a U.S. company (70% owned)

28 Dicopel S.A. de C.V., a Mexican company (70% owned)

  Wyle Electronics, Inc., a Barbados company

  Wyle Electronics de Mexico S de R.L. de C.V., a Mexican company

  Wyle Electronics Caribbean Corp., a Puerto Rican company

  eChipsCanada, Inc., a Canadian company

  Marubun Corporation, a Japanese company (8.42% owned)

  World Peace Industrial Co., Ltd., a Taiwanese company (5.0% owned)